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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 AUGUST 2, 2002
                               -------------------
                Date of Report (Date of earliest event reported)
                               -------------------

                                  IBASIS, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                       0-27127                 04-3332534
-----------------------------      --------------------     --------------------
(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)



                     20 SECOND AVENUE, BURLINGTON, MA 01803

            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500

              (Registrant's telephone number, including area code)
                                 ---------------




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ITEM 5. OTHER EVENTS

     On August 5, 2002, iBasis issued a press release announcing that it had reduced its capital lease debt and related future commitments with its primary equipment vendor upon the entry into a Settlement Agreement with that vendor, dated as of August 2, 2002. Under the terms of the Settlement Agreement, iBasis paid its vendor $28.5 million in exchange for the elimination of $63.8 million in existing vendor debt, future interest obligations and other fees ($50.8 million in principal, $9.0 million in interest, assuming the vendor debt was held to maturity, and $4.0 million in tax obligations). The capital lease reduction improves iBasis's net cash (cash minus debt) position by $.049 per share. The gain from extinguishing this debt will be accounted for as a reduction in the book value of the underlying assets, and, as a result, will reduce ongoing depreciation by 30% per quarter from prior levels.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBIT.

          99.1 Press Release issued by iBasis, dated August 5, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2002          IBASIS, INC.

                                By: /S/ RICHARD TENNANT
                                    --------------------------------------------
                                    Vice President, Finance and Administration
                                    And Chief Financial Officer
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)